EXHIBIT 4.2

BOND PURCHASE AND COVENANTS AGREEMENT

between

MADISON GAS AND ELECTRIC COMPANY,

and

U.S. BANK NATIONAL ASSOCIATION Dated as of April 1, 2020

Relating to

$19,300,000

City of Madison, Wisconsin

Industrial Development Revenue Refunding Bonds (Madison Gas and Electric Company Project) Series 2020A

Page

ARTICLE I

DEFINITIONS

1

1.01.

Certain Defined Terms

1

1.02.

Computation of Time Periods

13

1.03.

Construction

13

1.04.

Incorporation of Certain Definitions by Reference

13

1.05.

Accounting Terms and Determinations

13

1.06.

Relation to Other Documents; Acknowledgment of Different Provisions of Related Documents; Incorporation by Reference  14

ARTICLE II

PURCHASE OF BONDS AND FEES

15

2.01.

Purchase of Bonds.

15

2.02.

Fees

15

ARTICLE III

COMPANY PAYMENT OBLIGATIONS

16

3.01.

Payment Obligations

16

3.02.

Event of Taxability

18

3.03.

Default Interest.

18

3.04.

FATCA

18

3.05.

Company’s Option to Purchase

19

ARTICLE IV

CONDITIONS PRECEDENT TO PURCHASE OF BONDS

19

4.01.

Documentary Conditions Precedent to Purchase of Bonds

19

4.02.

Other Matters

20

4.03.

Payment of Fees and Expenses

20

4.04.

Conditions on the Closing Date

21

ARTICLE V

REPRESENTATIONS AND WARRANTIES.

21

5.01.

Existence and Standing

21

5.02.

Authorization and Validity

21

5.03.

No Conflict; Government Consent

21

5.04.

Financial Statements

22

5.05.

Material Adverse Change

22

5.06.

Taxes

22

5.07.

Litigation and Contingent Obligations.

22

5.08.

Subsidiaries

22

5.09.

ERISA

23

(continued)

Page

5.10.

Accuracy of Information

23

5.11.

Regulation U

24

5.12.

Compliance With Laws

24

5.13.

Ownership of Properties

24

5.14.

Plan Assets; Prohibited Transactions

24

5.15.

Environmental Matters.

24

5.16.

Investment Company Act

24

5.17.

Insurance

25

5.18.

[Intentionally Omitted]

25

5.19.

Anti-Corruption Laws and Sanctions.

25

5.20.

EEA Financial Institutions

25

5.21.

Solvency

25

ARTICLE VI

COVENANTS

25

6.01.

Financial Reporting

25

6.02.

Litigation

26

6.03.

Use of Proceeds

27

6.04.

Notices of Material Events.

27

6.05.

Conduct of Business

27

6.06.

Taxes

27

6.07.

Insurance

28

6.08.

Compliance with Laws

28

6.09.

Maintenance of Properties

28

6.10.

Inspection

28

6.11.

Merger

28

6.12.

Sale of Assets

29

6.13.

Liens

29

6.14.

Affiliates

31

6.15.

Financial Covenant

31

ARTICLE VII

DEFAULT; REMEDIES

32

7.01.

Default.

32

7.02.

Consequences of a Default.

34

7.03.

Rights and Remedies Cumulative; Non-Waiver; etc

34

(continued)

Page

7.04.

Application of Funds

35

ARTICLE VIII

EXPENSES; INDEMNIFICATION

35

8.01.

Payment of Expenses; Indemnity

35

ARTICLE IX

MISCELLANEOUS

36

9.01.

Additional Covenants and Defaults

36

9.02.

Patriot Act Notice

37

9.03.

Amendments and Waivers; Enforcement

37

9.04.

Setoff

37

9.05.

No Implied Waiver; Cumulative Remedies

38

9.06.

Notices

38

9.07.

No Third-Party Rights.

38

9.08.

Severability

38

9.09.

GOVERNING LAW

38

9.10.

SUBMISSION TO JURISDICTION; WAIVERS

38

9.11.

WAIVER OF JURY TRIAL

39

9.12.

Prior Understandings

39

9.13.

Counterparts

39

9.14.

Assignability

39

9.15.

Headings

40

9.16.

Electronic Signatures

40

9.17.

Termination

40

9.18.

Confidentiality

40

9.19.

No Advisory or Fiduciary Relationship

41

BOND PURCHASE AND COVENANTS AGREEMENT

This Bond Purchase and Covenants Agreement, dated as of April 1, 2020 (this “Agreement”), by and between MADISON GAS AND ELECTRIC COMPANY, a Wisconsin corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Lender”).

RECITALS

WHEREAS, on April 25, 2002, the City of Madison, Wisconsin (the “Issuer”) issued

$19,300,000 aggregate principal amount of its Industrial Development Revenue Refunding Bonds, Series 2002B (Madison Gas and Electric Company Project) (the “Series 2002B Bonds”) to refund a like principal amount of the Issuer’s Industrial Development Revenue Refunding Bonds, Series 1992B (Madison Gas and Electric Company Project) for the purpose of decreasing costs for facilities for the local furnishing of electric energy by the Company; and

WHEREAS, on April 2, 2012, the Series 2002B Bonds were converted to a “Long-Term Interest Rate” as defined under that certain Indenture of Trust, dated as of April 1, 2002 to be in effect until October 1, 2027, the maturity date for the Series 2002B Bonds, and while such Series 2002B Bonds bear interest at the Long-Term Interest Rate, they are subject to redemption in whole or in part on any date from and after April 1, 2017 through the final maturity of the Series 2002B Bonds at a redemption price equal to 100% of the principal amount of the Series 2002B Bonds to be redeemed, plus accrued interest to the redemption date, and without premium; and

WHEREAS, the Issuer has determined that it is desirable to issue its Industrial Development Revenue Refunding Bonds (Madison Gas and Electric Company Project), Series 2020A in the aggregate principal amount of $19,300,000 (the “Bonds”) and loan the proceeds to the Company to refund in whole the Series 2002B Bonds; and

WHEREAS, the Lender has agreed to make a loan to the Company by purchasing the Bonds, and as a condition to such loan, the Lender has required the Company to enter into this Agreement.

NOW, THEREFORE, to induce the Lender to make a loan to the Company by purchasing the Bonds, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Lender hereby agree as follows:

ARTICLE I DEFINITIONS

1.01.

Certain Defined Terms. In addition to the terms defined in the recitals and elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bond Documents” means the Bonds, the Indenture, the Loan Agreement, the Tender Agent Agreement and the Remarketing Agreement.

“Bond Service Charges” means, as set forth in the Indenture, for any period of time, the principal of and interest on the Bonds, at the interest rate specified therein, for that period or payable at that time whether due on an Interest Payment Date, at maturity, on a purchase date, upon redemption, or upon acceleration.

“Business Day” means a day which is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of, or are in fact closed in, the state where the Lender’s office is located or in New York, New York.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee that is required to be classified and accounted for as a finance lease under GAAP; provided that, notwithstanding the foregoing, in no event shall any lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, Leases, or any other changes in GAAP subsequent to the Closing Date, be considered a Capitalized Lease for purposes of this Agreement and such leases shall continue to be accounted for as Operating Leases for purposes of all financial definitions and calculations for purposes of this Agreement.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Change in Control” means (a) that MGE Energy, Inc. shall own less than 100% of the voting equity interests of the Company or (b) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d 3 of the SEC under the Exchange Act) of 30% or more of the voting power of the outstanding shares of voting stock of MGE Energy, Inc.

“Change in Law” means the occurrence, after the date of this Agreement, of: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by the Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the Bonds are issued, which shall be April 20, 2020.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compliance Certificate” means a certificate substantially in the form of Exhibit A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Indebtedness” means at any time the Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Net Worth” means at any time the consolidated stockholder’s equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Total Capitalization” means at any time the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the Indebtedness of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take or pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event described in Article VII.

“Default Rate” means, for any day, a rate of interest per annum equal to, in the case of any Obligation, 4.05%.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any Sale and Leaseback Transaction and any issuance of capital stock or other equity interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Successor” means a Person that (a) is a corporation, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (b) as a result of a contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of the Company, (c) upon giving effect to such contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (d) in the case of the Company, is acceptable to the Required Lenders.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and  Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event has occurred with respect to any Pension Plan; (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Pension Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Company or any ERISA Affiliate from any Pension Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any ERISA Affiliate of Withdrawal Liability or a  determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA

“Event of Taxability” means (a) a Change in Law that changes the ability of the Lender to exclude all or a portion of the interest on the Bonds from its gross income for Federal income tax purposes (but excluding changes in the marginal corporate tax rates applicable to the Lender) or (b) a final decree or judgment of any Federal court or a final action of the Internal Revenue Service determining that interest paid or payable on all or a portion of the Bonds is or was includable in the gross income of the Lender for Federal income tax purposes; provided, that no such decree, judgment, or action will be considered final for this purpose, however, unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of the Lender, and until the conclusion of any appellate review, if sought. Such an Event of Taxability shall mean and shall be deemed to have occurred on the first to occur of the following:

(i)

on the effective date of any applicable Change in Law that changes the ability of the Lender to exclude all or a portion of the interest on the Bonds from its gross income for Federal income tax purposes;

(ii)

on that date when the Company or the Issuer files any statement, supplemental statement or other tax schedule, return or document which discloses that an Event of Taxability shall have in fact occurred;

(iii)

on the date when the Lender notifies the Company and the Issuer that it has received a written opinion by an attorney or firm of attorneys of recognized standing on the subject of tax-exempt municipal finance to the effect that an Event of Taxability shall have occurred unless, within 180 days after receipt by the Company and the Issuer of such notification from the Lender, the Company or the Issuer shall deliver to the Lender (A) a ruling or determination letter issued to or on behalf of the Company by the Director or any District Director of Internal Revenue (or any other governmental official exercising the same or a substantially similar function from time to time) or (B) a written opinion by an attorney or firm of attorneys of recognized standing on the subject of tax-exempt municipal finance to the effect that, after taking into consideration such facts as form the basis for the opinion that an Event of Taxability has occurred, an Event of Taxability shall not have occurred;

(iv)

on the date when the Company or the Issuer shall be advised in writing by the Director or any District Director of Internal Revenue (or any other government official or agent exercising the same or a substantially similar function from time to time) that, based upon filings of the Company or the Issuer, or upon any review or audit of the Company, the Issuer or upon any other ground whatsoever, an Event of Taxability shall have occurred;

(v)

on that date when the Company or the Issuer shall receive notice from the Lender that the Internal Revenue Service (or any other federal government official or agency exercising the same or a substantially similar function from time to time) has assessed as includable in the gross income of the Lender the interest on the Bonds paid to the Lender due to the occurrence of an Event of Taxability; or

(vi)

on the date when the Company or the Issuer shall be advised in writing of a final decree or judgment from a court constituting an Event of Taxability shall have occurred;

provided, however, that no Event of Taxability shall occur under clauses (iii), (iv) or (v) above unless the Company has been afforded the opportunity, at its expense, to contest any such assessment; and provided further that no Event of Taxability shall occur until such contest, if made, has been finally determined; and provided further that upon demand from the Lender, the Company shall immediately reimburse the Lender for any payments the Lender shall be obligated to make as a result of the Event of Taxability during any such contest.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or, in the case of the Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender acquired the applicable interest in the Loan or to the Lender immediately before it changed its lending office, and (c) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United

States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied and subject to the provisions of Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations for borrowed money or for the deferred purchase price of Property or services, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations, (g) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (h) Contingent Obligations in respect of any type of obligation described in any of the other clauses of this definition, (i) obligations in respect of Sale and Leaseback Transactions and (j) Off- Balance Sheet Liabilities. Obligations of any Person that would constitute Indebtedness solely because of such Person’s capacity as a general partner of a partnership that incurred such Indebtedness shall not constitute Indebtedness of such Person if such Indebtedness in non- recourse to the partnership and neither such Person nor any Subsidiary thereof has any Contingent Obligations with respect to such Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Related Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indenture” means the Indenture of Trust, dated as of April 1, 2020, between the Issuer and U.S. Bank National Association, as trustee, and any amendments and supplements thereto.

“Internal Revenue Service” means the United States Internal Revenue Service, or any Governmental Authority succeeding to any of its principal functions.

“JPM Facility” means the Amended and Restated Credit Agreement dated as of February 7, 2019, among the Company, various financial institutions, U.S. Bank National Association and Bank of America, N.A., as syndication agents and JPMorgan Chase Bank, N.A. (or any successor) as administrative agent.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means the loan under the Loan Agreement by the Issuer to the Company of the proceeds received from the sale of the Bonds.

“Loan Agreement” means the Loan Agreement, dated as of April 1, 2020, between the Issuer and the Company, and any amendments and supplements thereto.

“Loan Payment Date” means any date on which any Bond Service Charges are due and payable on the Bonds.

“Loan Payments” means the amounts required to be paid by the Company in repayment of the Loan pursuant to the Loan Agreement.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means (a) a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of the Company to perform its obligations under any Related Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Related Document.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Related Document or otherwise with respect to the Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (c) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (d) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Related Document, or sold or assigned an interest in the Loan or Related Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Related Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means MGE Energy, Inc., a Wisconsin corporation.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a “pension plan” as such term is defined in section 3(2) of ERISA (including any Multiemployer Plan), which is subject to Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code, and to which the Company or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Principal Subsidiary” means any Subsidiary (a) which together with its Subsidiaries has assets having an aggregate book value exceeding 10% of the consolidated assets of the Company and its Subsidiaries, or (b) which together with its Subsidiaries had net income in excess of 10% of the consolidated net income of the Company and its Subsidiaries for the most recently ended period of four fiscal quarters.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Regulation T” means Regulation T of the FRB as from time to time in effect. “Regulation U” means Regulation U of the FRB as from time to time in effect and any successor or other regulation or official interpretation of the FRB relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the FRB as from time to time in effect.

“Related Documents” means, collectively, this Agreement and the Bond Documents.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Pension Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means, as of any date of determination, Lenders owning more than 50% (or if there are fewer than three Lenders, Lenders owning 100%) of the outstanding Bonds. As of the Closing Date, U.S. Bank National Association is the sole Required Lender.

“Responsible Officer” means any of the Chairman, President, Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company, or any individual certified in writing by one of the aforementioned officers, in each case, acting singly.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Solvent” means, at to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the

Company and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Lease Obligation” means the monetary obligation of a Person under any lease (a) that is accounted for by the lessee as an operating lease and (b) under which the lessee is intended to be the “owner” of the leased property for Federal income tax purposes.

“Taxable Period” shall mean the period of time between (a) the date that interest on the Bonds is deemed to be includable in the gross income of the owner thereof for federal income  tax purposes as a result of an Event of Taxability, and (b) the date of the Event of Taxability and after which the Bonds bear interest at the Taxable Rate.

“Taxable Rate” shall mean the interest rate per annum that shall provide the Lender with the same after tax yield that the Lender would have otherwise received had the Event of Taxability not occurred, taking into account the increased taxable income as a result of an Event of Taxability. The Lender shall provide the Company with a written statement explaining the calculation of the Taxable Rate, which statement shall, in the absence of manifest error, be conclusive and binding on the Company and the Issuer.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“U.S. Bank Facility” means the Amended and Restated Credit Agreement dated as of February 7, 2019, among the Company, various financial institutions and the Lender (or any successor), as administrative agent.

“Wholly Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.02.

Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1.03.

Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, to the singular include the plural and to the part include the whole. As used herein, and any certificate or other document made or delivered pursuant hereto (a) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (b) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (c) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, (d) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (e) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. The Section headings contained in this Agreement and the table of contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

1.04.

Incorporation of Certain Definitions by Reference. Any capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Indenture or the Loan Agreement, as applicable.

1.05.

Accounting Terms and Determinations.

(a)

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Company for the fiscal year ended December 31, 2019, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, (i) any calculation or determination which is to be made on a consolidated basis shall exclude any assets, liabilities, revenues and expenses that are included in the Company’s financial statements from “variable interest entities” as a result of the application of FIN No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as updated through FIN No. 46-R and as modified by FIN No. 94 and (ii) if the Company notifies the Lender that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Lenders notify the Company that such Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Until so amended, the Company shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)

Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06.

Relation to Other Documents; Acknowledgment of Different Provisions of Related Documents; Incorporation by Reference.

(a)

Nothing in this Agreement shall be deemed to amend, or relieve the Company or the Issuer of its obligations under, any Related Document to which it is a party.

(b)

Except as provided in subsection (c) of this Section 1.06, all references to other documents shall be deemed to include all amendments, modifications and supplements thereto to the extent such amendment, modification or supplement is made in accordance with the provisions of such document and this Agreement.

(c)

All provisions of this Agreement making reference to specific Sections of any Related Document shall be deemed to incorporate such Sections into this Agreement by reference as though specifically set forth herein (with such changes and modifications as may be herein provided) and shall continue in full force and effect with respect to this Agreement notwithstanding payment of all amounts due under or secured by the Related Documents, the termination or defeasance thereof or any amendment thereto or any waiver given in connection therewith, so long as this Agreement is in effect and until all Obligations are paid in full and the Bonds have been repurchased from the Lender. No amendment, modification, consent, waiver or termination with respect to any of such Sections shall be effective as to this Agreement until specifically agreed to by the appropriate parties hereto pursuant to the terms of this Agreement.

ARTICLE II PURCHASE OF BONDS AND FEES

2.01.

Purchase of Bonds. (a) The Lender agrees, upon the basis of the representations, warranties and covenants set forth or incorporated herein, to purchase all (but not less than all) of the Bonds, in the principal amount of $19,300,000, at the purchase price of 100% of the principal amount thereof. The Lender shall wire transfer payment of the purchase price on the Closing Date to the Trustee in accordance with the funds transfer instructions set forth on the flow of funds memorandum provided in connection with the closing of the purchase of the Bonds. The Lender will hold the Bonds during the initial Direct Purchase Long Term Period from April 20, 2020 to, but not including, May 1, 2023, subject to the mandatory tender and purchase obligations of the Company pursuant to the Bond Documents, the purchase right of the Company pursuant to Section 3.05 and the assignment provisions of this Agreement.

(b)

The Company will not request CUSIP numbers for the Bonds. No official statement or similar offering document has been prepared for the Bonds. The Bonds will not close through The Depository Trust Company or similar repository and will not be in book- entry form. The Company will not request the Bonds be assigned a separate rating by any rating agency

2.02.

Fees. On the Closing Date, the Company shall pay to the Lender a fee equal to $106,150.

ARTICLE III

COMPANY PAYMENT OBLIGATIONS

3.01.

Payment Obligations.

(a)

Loan Payments and Bond Service Charges. The Company hereby acknowledges that as a result of the Issuer’s absolute and irrevocable assignment to the Trustee, and to its successors in trust, and its and their assigns, of all of such Issuer’s rights and remedies under the Loan Agreement, the Company shall (i) make, as Loan Payments to the Trustee for the account of the Issuer, payments on each Loan Payment Date which correspond, as to time, and are equal in amount, to the Bond Service Charges payable on the Bonds, and (ii) pay to the Trustee for the account of the Issuer a principal payment equal to the applicable Purchase Price of the Bonds on May 1, 2023 pursuant to the terms of the Indenture.

(b)

Payments Under this Agreement. The Company hereby unconditionally, irrevocably and absolutely agrees to make prompt and full payment of all payment obligations owed to the Lender hereunder, with interest thereon at the applicable rate or rates provided herein or therein.

(c)

Stamp Taxes. If at any time any Governmental Authority shall require revenue or other documentary stamps or any other tax in connection with the execution or delivery of this Agreement or other Related Documents, then, if the Company lawfully may pay for such stamps, taxes or fees, the Company shall pay, when due and payable, for all such stamps, taxes and fees, including interest and penalties thereon, and the Company agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay of Company in paying, or omission of Company to pay, such stamps, taxes and fees hereunder.

(d)

Increased Costs.

(1)

If any Change in Law shall: (A) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, the Lender; (B) impose on the Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or the Bonds; or (C) subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) and (c) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Lender of holding the Bonds (or of maintaining its obligation to purchase the Bonds) or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(2)

If the Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or holding the Bonds, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(3)

A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(4)

Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Company shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that the Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)

Withholding of Taxes; Gross-Up.

(1)

Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company under any Related Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(2)

Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for, Other Taxes.

(3)

Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section, the Company shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(4)

Indemnification by the Company. The Company shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable  to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by the Lender shall be conclusive absent manifest error.

(5)

Survival. Each party’s obligations under this Section shall survive the assignment of rights by the Lender and the repayment, satisfaction or discharge of all Obligations.

3.02.

Event of Taxability. Upon the occurrence of an Event of Taxability, the Company shall, immediately upon demand, pay to the Lender (a) an additional amount equal to the difference between (i) the amount of interest actually paid on the Bonds during the Taxable Period and (ii) the amount of interest that would have been paid during the Taxable Period had the Bonds borne interest at the Taxable Rate, and (b) an amount equal to any interest, penalties and additions to tax (as referred to in Subchapter A of Chapter 68 of the Code) owed by the Lender as a result of the Event of Taxability. This obligation shall survive payment on Bonds until such time as the federal statute of limitations under which the interest on the bonds could be declared taxable under the Code shall have expired.

3.03.

Default Interest. In the event any Obligation due hereunder is not paid when due, such Obligation shall bear interest at the Default Rate until paid in full, which shall be payable by the Company to the Lender upon demand therefor.

3.04.

FATCA. If a payment made to the Lender hereunder or pursuant to the Bonds would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with their obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

3.05.

Company’s Option to Purchase. In the event of a request by the Lender for compensation under (a) Section 3.01(d) or (b) Section 3.02, the Company shall have the right, but not the obligation, to purchase the Bonds from the Lender at a price equal to the sum of (i) 100% of the principal amount plus (ii) accrued interest thereon to the date of purchase plus (iii) any compensation due under Section 3.01(d) or 3.02, as applicable. The Company shall give not less than five (5), nor more than thirty (30), days’ written notice to the Lender of the Company’s election to purchase the Bonds pursuant to this Section 3.05, which notice may be stated as conditional on one or more events. Any purchase under this Section 3.05 shall be made by wire transfer of immediately available funds to an account designated by the Lender.

ARTICLE IV

CONDITIONS PRECEDENT TO PURCHASE OF BONDS

4.01.

Documentary Conditions Precedent to Purchase of Bonds. The obligation of the Lender to purchase the Bonds is subject to the conditions precedent that the Lender shall have received, on or before the Closing Date, the items listed below in this Section, each dated and in form and substance as is satisfactory to the Lender and its counsel:

(a)

The following documents for the Company:

(1)

copies of the resolutions of the Company approving the execution and delivery of the Related Documents to which the Company is a party, certified by a Responsible Officer as being true and complete and in full force and effect on the Closing Date;

(2)

a certificate of a Responsible Officer of the Company, dated the Closing Date, certifying the names and signatures of the persons authorized to sign, on behalf of the Company, the Related Documents to which the Company is a party and the other documents to be delivered by it hereunder or thereunder, and

(3)

a certificate, dated the Closing Date, signed by a Responsible Officer of the Company, certifying that the conditions set forth in Section 4.04 have been satisfied.

(b)

An executed original of the Bonds, and an executed original or certified copy, as applicable, of the Agreement and each of the other Related Documents;

(c)

The following opinions, addressed to the Lender:

(1)

from counsel to the Company as to the due authorization, execution, delivery by and enforceability against the Company of this Agreement and the other Related Documents to which the Company is a party, and the absence of any violation of the Company’s organizational documents and applicable laws, and any violation or breach of any agreements to which the Company is a party governing debt for borrowed money, due to the Company’s entry into, and performance of, this Agreement and the other Related Documents to which it is a party;

(2)

from counsel to the Issuer;

(3)

the unqualified approving opinion of Bond Counsel to the Issuer, as to the validity and enforceability of the Bonds and the tax-exempt status of the interest thereof; and

(d)

The following documents and other information:

(1)

copies of the resolutions of the Issuer relating to the Bonds;

(2)

a certificate by the Mayor and City Clerk of the Issuer certifying the names and signatures of the persons authorized to sign, on behalf of the Issuer, the Related Documents to which it is a party and the other documents to be delivered by it hereunder or thereunder;

(3)

a certificate, dated the Closing Date, signed by the Mayor and City Clerk of the Issuer, on such Issuer’s customary form for such purposes, certifying that there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending, or, to the best knowledge of the Issuer, threatened against or affecting the Issuer wherein an unfavorable decision, ruling or finding would (A) adversely affect the transactions contemplated by, or the validity or enforceability of, the Bond Documents or (B) challenge the exclusion of the interest on the Bonds from gross income for federal income tax purposes; and

(4)

(A) at least five days prior to the Closing Date, all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least 10 days prior to the Closing Date and (B) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, if the Lender has requested, in a written notice to the Company at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Company, the Lender shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by the Lender of its signature page to this Agreement, the condition set forth in this clause (4) shall be deemed to be satisfied).

4.02

Other Matters. The Lender shall have received such other statements, certificates, agreements, documents, opinions and information with respect to the Company, the Issuer and the other parties to the Related Documents and matters contemplated by this Agreement as the Lender may reasonably request.

4.03

Payment of Fees and Expenses. The obligations of the Lender to purchase the Bonds is further subject to the condition precedent that substantially simultaneously with the closing of the Bonds, the Lender shall have received all documented fees payable to it under this Agreement, including without limitation, reimbursement of the Lender’s fees and expenses (including the outside counsel retained by the Lender), provided, however, that the Company has received invoices for the foregoing not later than one Business Day prior to the Closing Date.

4.04

Conditions on the Closing Date. The obligations of the Lender to  purchase the Bonds is further subject to the condition precedent that on the Closing Date (a) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, (b) that the Company is not in violation of any of the covenants contained in this Agreement as of the Closing Date, (c) no Default or Unmatured Default has occurred and is continuing or would result from the consummation of the transactions contemplated hereby, and (e) since December 31, 2019, there has been no Material Adverse Effect.

ARTICLE V REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lender as of the date of this Agreement and as of the Closing Date as follows:

5.01

Existence and Standing. Each of the Company and each Principal Subsidiary is a corporation, partnership (in the case of Principal Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and each Principal Subsidiary has all requisite authority to conduct its business in each jurisdiction in which its business is conducted other than where the failure to be so authorized would not reasonably be expected to have a Material Adverse Effect.

5.02

Authorization and Validity. The Company has the power and authority and legal right to execute and deliver the Related Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Company of the Related Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Related Documents to which it is a party constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5.03

No Conflict; Government Consent. Neither the execution and delivery by the Company of the Related Documents to which it is a party, nor the consummation by the Company of the transactions therein contemplated, nor compliance by the Company with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Principal Subsidiaries or (ii) the Company’s or any Principal Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Company or any of its Principal Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Principal Subsidiary pursuant to the terms of any such indenture, instrument or agreement.

No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority, or any subdivision thereof, which has not been obtained by the Company or any of its Principal Subsidiaries, is required to be obtained by the Company or any of its Principal Subsidiaries in connection with the execution and delivery by the Company of the Related Documents to which it is a party, the incurrence of the Loan, the payment and performance by the Company of the Obligations or the legality, validity, binding effect or enforceability against the Company of any of the Related Documents to which it is a party.

5.04

Financial Statements. The December 31, 2019 consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lender were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.05

Material Adverse Change. Since December 31, 2019, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

5.06

Taxes. The Parent has, or the Company and its Subsidiaries have, filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. The United States income tax returns of the Company and its Subsidiaries through the fiscal year ended December 31, 2015, are not subject to audit by the Internal Revenue Service. No tax liens have been filed and no claims are being asserted with respect to any such taxes, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.07

Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the chief executive officer, the chief financial officer, the chief accounting officer, the controller or the general counsel, overtly threatened against or affecting the Company or any of its Principal Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loan. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Company has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.04.

5.08

Subsidiaries. Schedule 5.08 contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.09

ERISA.

5.09.1

Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, and to the knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

5.09.2

There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

5.09.3

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Pension Plan (other than a Multiemployer Plan) (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (other than a Multiemployer Plan) (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of all such underfunded Pension Plans.

5.10.

Accuracy of Information.

(a)

No information, exhibit or report furnished by the Company or any of its Subsidiaries to the Lender in connection with the negotiation of, or compliance with, the Related Documents, taken as a whole, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect as of the time when made or delivered.

(b)

As of the Closing Date, to the knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to the Lender in connection with this Agreement is true and correct in all material respects.

5.11.

Regulation U. The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Loan will be used to buy or carry any Margin Stock. Following the application of the proceeds of the Loan, not more than 25% of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) will be Margin Stock.

5.12.

Compliance With Laws. The Company and its Principal Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.13.

Ownership of Properties. The Company and its Principal Subsidiaries have good title, free of all Liens other than those permitted by Section 6.13, to all of the Property and assets reflected in the Company’s most recent consolidated financial statements provided to the Lender as owned by the Company and its Subsidiaries.

5.14.

Plan Assets; Prohibited Transactions. None of the Company or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of the Loan, will give rise to a non- exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

5.15.

Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company due to Environmental Laws. On the basis of this consideration, as of the date hereof, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect, except to the extent disclosed in the Company’s Form 10-K and Form 10-Q reports filed with the SEC prior to the date hereof. Except to the extent disclosed in the Company’s Form 10-K and Form 10-Q reports filed with the SEC prior to the date hereof, neither the Company nor any

Principal Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.16.

Investment Company Act. Neither the Company nor any Subsidiary is required to register as an “investment company” under the Investment Company Act of 1940.

5.17.

Insurance. The Company and its Principal Subsidiaries maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice.

5.18.

[Intentionally Omitted] .

5.19.

Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective directors and officers and, to the knowledge of the Company, the Company’s and the applicable Subsidiaries’ respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the Loan, is a Sanctioned Person. Neither the use of proceeds of the Loan nor other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

5.20.

EEA Financial Institutions. The Company is not an EEA Financial Institution.

5.21.

Solvency. The Company and its Subsidiaries taken as a whole are Solvent.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.01.

Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lender:

(a)

Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Company’s independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Lender, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.

(b)

Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief executive officer, chief financial officer or treasurer.

(c)

Notwithstanding the preceding provisions of this Section 6.01, if and so long as the Company shall file regular and periodic reports with the SEC pursuant to Sections 13 and 15 of the Exchange Act, delivery to the Lender of copies of the Company’s reports on Forms 10-K and 10-Q promptly following filing thereof with the SEC, but in any event not later than within the periods set forth in Sections 6.01(a) and (b), shall constitute full compliance with those sections.

(d)

Together with the financial statements required under Sections 6.01(a) and (b), a compliance certificate in substantially the form of Exhibit A signed by its chief executive officer, chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(e)

As soon as possible and in any event within 10 days after the Company knows that any Reportable Event has occurred with respect to any Pension Plan, a statement, signed by the chief financial officer or treasurer of the Company, describing such Reportable Event and the action which the Company proposes to take with respect thereto.

(f)

As soon as possible and in any event within 10 days after receipt by the Company, a copy of (i) any notice or claim to the effect that the Company or any of its Principal Subsidiaries is or may be liable to any Person as a result of the release by  the Company, any of its Principal Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Principal Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect. The Company may satisfy any such notice requirement by delivering to the Lender a copy of the Company’s report on Form 8-K describing such event, promptly following filing thereof with the SEC.

(g)

Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Principal Subsidiaries files with the SEC.

(h)

(i) Such other information (including non-financial information) as the Lender may from time to time reasonably request and (ii) information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

6.02

Litigation. The Company shall promptly give to the Lender notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority, to which the Company or its Principal Subsidiaries is a party, except proceedings that would not reasonably be expected to have a Material Adverse Effect. The Company may satisfy any such notice requirement by delivering to the Lender a copy of the Company’s report on Form 8-K describing such event, promptly following filing thereof with the SEC.

6.03

Use of Proceeds. The Company will use the proceeds of the Loan for the refunding of the Series 2002B Bonds (in compliance with all applicable legal and regulatory requirements). No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulations T, U and X. The Company shall  not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto

6.04

Notices of Material Events. The Company will, and will cause each Principal Subsidiary to, give prompt notice in writing to the Lender of:

(a)

The occurrence of any Default or Unmatured Default of which the Company becomes aware and of any other development, financial or otherwise, of which the Company becomes aware which could reasonably be expected to have a Material Adverse Effect. The Company may satisfy any such notice requirement by delivering to the Lender a copy of the Company’s report on Form 8-K describing such event, promptly following filing thereof with the SEC.

(b)

Any change in the information provided in the Beneficial Ownership Certification delivered to the Lender that would result in a change to the list of beneficial owners identified in such certification.

(c)

The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

6.05

Conduct of Business. The Company will, and will cause each Principal Subsidiary to, (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, including reasonable extensions of such business, (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and (c) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and the failure so to maintain such authority would reasonably be expected to have a Material Adverse Effect, provided that this Section shall not be deemed to prohibit any transaction permitted under Section 6.11 or 6.12.

6.06

Taxes. The Company will, and will cause each Principal Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due Taxes imposed upon it or upon its property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles or where nonpayment could not reasonably be expected to have a Material Adverse Effect.

6.07

Insurance. The Company will, and will cause each Principal Subsidiary  to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to the Lender upon request full information as to the insurance carried.

6.08

Compliance with Laws. The Company will, and will cause each Principal Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including all Environmental Laws, except where noncompliance would not have a Material Adverse Effect. Without limiting the foregoing, the Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.09

Maintenance of Properties. The Company will, and will cause each Principal Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property (except such Property the failure of which to maintain or preserve would not have individually or in the aggregate, a Material Adverse Effect) in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided the foregoing shall not prevent the Company or its Principal Subsidiaries from abandoning or disposing of any property that is no longer used or useful in its business or obsolete.

6.10

Inspection. Subject to Section 9.18, the Company will, and will cause  each Principal Subsidiary to, permit the Lender, by its representatives and agents, to inspect any of the Property, books and financial records of the Company and each Principal Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Principal Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Principal Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lender may designate.

6.11

Merger. The Company will not, nor will it permit any Principal  Subsidiary to, merge or consolidate with or into any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the stock of its Subsidiaries in each case, whether now owned or hereafter acquired, or liquidate or dissolve, except that (a) a Subsidiary may merge into the Company or a Wholly Owned Subsidiary and (b) the Company or any Principal Subsidiary may merge with or into or consolidate with any other Person; provided that, in each case, immediately before and after giving effect thereto, no Default or Unmatured Default shall have occurred and be continuing and (i) in the case of any such merger or consolidation to which the Company is a party, either (A) the Company shall be the surviving entity or (B) the surviving entity shall be an Eligible Successor and shall have assumed all of the obligations of the Company under this Agreement and the Related Documents pursuant to a written instrument, in form and substance satisfactory to the Required Lenders, and the Lender shall have received an opinion of counsel in form and substance satisfactory to it as to the enforceability of such obligations assumed and (ii) subject to clause (i) above, in the case of any such merger or consolidation to which any Principal Subsidiary is a party, a Principal Subsidiary shall be the surviving entity.

6.12

Sale of Assets. The Company will not, nor will it permit any Principal Subsidiary to, make any Disposition, except:

(a)

Dispositions of inventory in the ordinary course of business.

(b)

Dispositions of assets which have become obsolete or no longer used or useful in the business of the Company or any such Principal Subsidiary.

(c)

Dispositions of equipment or real property to the extent that (i) such disposition is in the ordinary course of business or (ii) such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property.

(d)

Dispositions of Property by a Subsidiary to the Company or another Subsidiary.

(e)

Dispositions of Property that, together with all other Property of the Company and its Principal Subsidiaries previously leased, sold or disposed of (other than dispositions permitted by the foregoing provisions of this Section 6.12) as permitted by this Section during the twelve month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries.

6.13

Liens. The Company will not, nor will it permit any Principal Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Principal Subsidiaries, except:

(a)

Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.

(b)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings diligently conducted.

(c)

Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(d)

Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property or the conduct of the ordinary course of its business, including (i) zoning restrictions, easements, rights of way, reservations, restrictions on the use of real property and other minor irregularities of title, (ii) rights of lessees under leases, (iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in the possession of such banks, (iv) Liens or deposits to secure the performance of statutory obligations, tenders, bids, leases, progress payments, performance or return-of-money bonds, performance or other similar bonds or other obligations of a similar nature incurred in the ordinary course of business, and (v) Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or pursuant to the requirements of a Governmental Authority, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair the use of property in the operation of the business of the Company and its Subsidiaries taken as a whole.

(e)

Liens on property existing at the time of acquisition thereof or Liens affecting property of a Person existing at the time it becomes a Subsidiary of the Company or at the time it is merged into or consolidated with the Company or a Subsidiary of the Company; provided that, in either case, such Liens were not granted in contemplation of such acquisition or in contemplation of the transaction pursuant to which such Person became a Subsidiary; and provided further that in either case, such Liens do not extend to or cover any property of the Company or of any of its Subsidiaries other than the property that secured the acquired Indebtedness prior to the time such Indebtedness became Indebtedness of the Company or a Subsidiary.

(f)

Liens on property securing Indebtedness incurred prior to, at the time of, or within 12 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, provided that such Liens do not extend to or cover any other property of the Company or any Subsidiary and the Indebtedness secured thereby was incurred to pay, and does not exceed, the purchase price thereof.

(g)

Liens on any improvements to property securing Indebtedness incurred to provide funds for all or part of the cost of such improvements in a principal amount not exceeding the cost of acquisition or construction of such improvements and incurred within 12 months after completion of such improvements or construction, provided that such Liens do not extend to or cover any property of the Company or any Subsidiary other than such improvements.

(h)

Liens to government entities granted to secure pollution control or industrial revenue bond financings, which Liens in each financing transaction cover only the property the acquisition of which, or the construction of which, was financed by such financing, and property related thereto.

(i)

any Lien incurred or deposits to secure the performance of surety bonds incurred in the ordinary course of business consistent with past practice, provided that such Liens shall cover only the Company’s or its Subsidiaries’ interests in and relating to the contract underlying the transaction for which such surety bonds were issued.

(j)

Liens on cash or cash equivalents created or existing to secure stay or appeal bonds or otherwise resulting from any litigation or legal proceeding which is being contested in good faith by appropriate action promptly initiated and diligently conducted, including the Lien of any judgment; provided that the aggregate amount secured by all such Liens does not exceed $50,000,000.

(k)

Liens securing any extension, renewal, replacement or refinancing of Indebtedness secured by any Lien referred to in the foregoing clauses (e), (f), (g), (h), and (l); provided that:

1)

such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and

2)

the amount secured by such Lien at such time is not increased to any amount greater than the amount outstanding at the time of such renewal, replacement or refinancing.

(l)

agreements for and obligations relating to the joint or common use of property owned by the Company or any Principal Subsidiary in common or jointly with one or more other parties.

(m)

any Lien created or existing in the LC Collateral Account (as defined and provided in the JPM Facility).

(n)

Liens existing on the Closing Date and described in Schedule 6.13.

6.14

Affiliates. The Company will not, and will not permit any Principal Subsidiary to, enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Principal Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Principal Subsidiary than the Company or such Subsidiary would obtain in a comparable arms length transaction, (b) transactions with Wholly Owned Subsidiaries in an aggregate amount not to exceed $50,000,000 or (c) pursuant to agreements or transactions authorized or approved by the Public Service Commission of Wisconsin or federal utilities regulatory bodies (provided that in the case of any agreement or transaction having terms that are less favorable to the Company or such Principal Subsidiary than the Company or such Subsidiary would obtain in a comparable arms length transaction, such authorization or approval acknowledges the non arms length nature of such terms).

6.15

Financial Covenant. The Company will not permit the ratio of (a) its Consolidated Indebtedness to (b) its Consolidated Total Capitalization to exceed 0.65 to 1.0 at any time.

ARTICLE VII

DEFAULT; REMEDIES

7.01.

Default.

The occurrence of any one or more of the following events

(whatever the reason for such event and whether voluntary, involuntary, or effected by operation of law) shall constitute a Default under this Agreement:

(a)

Non-Payment. The Company fails to pay (i) when and as required to be paid by any Related Document to which it is a party, any amount of principal of the Loan or (ii) within two Business Days after the same becomes due, any interest on the Loan, any fee due hereunder or under any other Related Document or any other amount payable hereunder or under any other Related Document; or

(b)

Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.04, 6.10, 6.11, 6.12, 6.13, 6.14 or 6.15; or

(c)

Other Defaults. The Company shall default in the performance of any of its other obligations in this Agreement (not specified in clause (a) or (b) of this Section) or in any other Related Document and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a senior officer of the Company becomes aware of such default, or (ii) the date on which notice thereof is given to the Company by the Required Lenders; or

(d)

Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company herein, in any other Related Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects) when made or deemed made; or

(e)

Cross-Default. The Company or any of its Principal Subsidiaries shall default in the payment when due of any principal of or interest on (i) Indebtedness under the JPM Facility or the U.S. Bank Facility or (ii) other Indebtedness with an aggregate principal amount (for all affected Indebtedness described in this clause (ii)) of $50,000,000 or more if, in the case of both clause (i) and clause (ii), the effect of such default is to accelerate, or permit the acceleration of, such Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to Indebtedness described in clause (i) or to Indebtedness with an aggregate principal amount of $50,000,000 or more described in clause (ii) above shall occur if the effect of such event is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or

(f)

Insolvency Proceedings, Etc.

(1)

The Company shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under Debtor Relief Laws (as now or hereafter in effect), (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Debtor Relief Laws, or (F) take any corporate action for the purpose of effecting any of the foregoing; or

(2)

A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets, or (C) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Company shall be entered in an involuntary case under Debtor Relief Laws; or

(g)

Inability to Pay Debts. The Company shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(h)

Judgments. A final judgment or judgments for the payment of money in excess of $50,000,000 in the aggregate that is not covered by insurance, performance bonds or the like shall be rendered by a court or courts against the Company or any of its Principal Subsidiaries, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 90 days from the date of entry thereof and the Company or the relevant Principal Subsidiary shall not, within such period of 90 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i)

ERISA. Any of the following events shall occur with respect to any Pension Plan:

(1)

the institution of any steps by the Company, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $50,000,000; or

(2)

the complete or partial withdrawal from any Pension Plan by the Company or any ERISA Affiliate if, as a result of such withdrawal, the Company or any ERISA Affiliate could incur any liability by such Pension Plan in excess of $50,000,000; or

(3)

a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

(4)

an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(j)

Licenses, Etc. Any license, consent, authorization or approval, filing or registration now or hereafter necessary to enable the Company to comply with its obligations hereunder or under any other Related Document shall be revoked, withdrawn, withheld or not effected or shall cease to be in full force and effect.

(k)

Invalidity of Related Documents. Any Related Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company or any of its Affiliates contests in any manner the validity or enforceability of any Related Document; or the Company denies that it has any or further liability or obligation under any Related Document, or purports to revoke, terminate or rescind any Related Document; or

(l)

Change in Control. A Change in Control shall occur.

7.02.

Consequences of a Default. If a Default specified in Section 7.01 hereof shall occur and be continuing, the Required Lenders may (a) declare all Obligations due under this Agreement and all interest accrued thereon to be immediately due and payable (provided that, if a Default specified in Section 7.01(f) or (g) of this Agreement shall occur, the Obligations, and all interest accrued thereon shall become and be immediately due and payable, without presentment, protest or other notice of any kind, all of which are hereby waived by the Company, or any consent or direction of the Required Lenders); (b) notify the Trustee in writing that a Default has occurred and is continuing and instruct the Trustee to accelerate the Bonds; pursue all remedies available to them by contract, at law or in equity, and (d) proceed under this Agreement, and under any of the Related Documents and, to the extent therein provided, direct  the Trustee to take action under the Indenture, in such order as the Required Lenders may elect, and the Lender shall not have any obligation to proceed against any Person or exhaust any other remedy or remedies which it may have and without resorting to any other security, whether held by or available to the Lender.

7.03.

Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given under this Agreement, under any Related Documents or under any other agreement between the Company and the Lender or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Default. No express or implied waiver by the Lender of any Default shall in any way be a waiver of any future or subsequent Default. No course of dealing between the Company and the Lender or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the Related Documents or to constitute a waiver of any Default. In case the Lender shall proceed to invoke any right, remedy or recourse permitted hereunder or under the Related Documents and shall thereafter elect to discontinue or abandon the same for any reason, the Lender shall have the unqualified right so to do and, in such event, the Company and the Lender shall be restored to their former positions with respect to the Obligations, the Related Documents and otherwise, and the rights, remedies, recourse and powers of the Lender hereunder shall continue as if the same had never been invoked.

7.04.

Application of Funds. After the exercise of remedies provided for in Section 7.02, any amounts received by the Lender on account of the Obligations shall be applied by the Lender in the following order:

(a)

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;

(b)

Second, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by applicable law.

ARTICLE VIII

EXPENSES; INDEMNIFICATION

8.01.

Payment of Expenses; Indemnity.

(a)

The Company shall reimburse the Lender for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Related Documents. The Company also agrees to reimburse the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the collection and enforcement of the Related Documents. Expenses being reimbursed by the Company under this Section include costs and expenses incurred in connection with the Reports described in the following sentence. The Company acknowledges that from time to time U.S. Bank may prepare certain audit reports (the “Reports”) pertaining to the Company’s assets for internal use by U.S. Bank from information furnished to it by or on behalf of the Company, after U.S. Bank has exercised its rights of inspection pursuant to this Agreement.

(b)

The Company hereby further agrees to indemnify the Lender, its affiliates, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Lender  or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Related Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of the Loan except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. In the case of any investigation, litigation or proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a third party, by the Company or by an affiliate of the Company.

(c)

To the extent permitted by applicable law (i) the Company shall not assert, and the Company hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Related Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof; provided that, nothing in this clause (c)(ii) shall relieve the Company of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(d)

All amounts due under this Section shall be payable promptly after written demand therefor.

(e)

The agreements in this Section shall survive repayment of the Obligations and all other amounts payable hereunder.

ARTICLE IX

MISCELLANEOUS

9.01.

Additional Covenants and Defaults. If at any time the JPM Facility or the U.S. Bank Facility is amended or otherwise modified so that, as so amended or modified, it has any material covenant or default provision not substantially provided for in this Agreement or that is more favorable to the lender or lenders thereunder than those provided for in this Agreement, then (a) the terms of this Agreement shall, without any further action on the part of the Company or the Lender, be deemed to be amended automatically to include the applicable covenant or default provision contained in the JPM Facility or the U.S. Bank Facility; and (b) upon request of the Required Lenders, the Company shall promptly enter into an amendment to this Agreement, in form and substance satisfactory to the Company and the Required Lenders, incorporating such covenant or default into this Agreement (it being understood that the execution and delivery of such amendment shall not be a condition to the effectiveness of the automatic amendment described in clause (a) above, but shall merely be for the convenience of the parties hereto).

Any covenant or default provision incorporated into this Agreement pursuant to this Section 9.01 (herein referred to as an “Incorporated Covenant”) (x) shall be deemed automatically amended herein to reflect any subsequent amendments made to such covenant or default provision in the JPM Facility or the U.S. Bank Facility; provided that if any Unmatured Default or Default then exists (including in respect of such Incorporated Covenant) and the amendment of such covenant or default provision would result in such covenant or provision being less restrictive on the Company, such Incorporated Covenant shall only be deemed automatically amended at such time as no Unmatured Default or Default then exists and (y) shall be deemed automatically deleted from this Agreement at such time as such covenant or default provision is deleted or otherwise removed from the JPM Facility or the U.S. Bank Facility, or the JPM Facility or the U.S. Bank Facility shall have been terminated, all commitments thereunder cancelled and all liabilities existing thereunder paid in full (other than unasserted contingent liabilities and obligations); provided that, if an Unmatured Default or Default then exists (including in respect of such Incorporated Covenant), such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time as no Unmatured Default or Default then exists.

9.02.

Patriot Act Notice. The Lender hereby notifies the Company that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the

Patriot Act. The Company hereby agrees that it shall promptly provide such information upon request by such Lender.

9.03.

Amendments and Waivers; Enforcement. Any provision of  this Agreement or the other Related Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (or with respect to an amendment or wavier of any other Related Document or a provision therein, approved by) (a) the Company and (b) the Required Lenders.

9.04.

Setoff. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, unless they have agreed to the contrary, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of the Company, as the case may. The Lender agrees promptly to notify the Company after any such setoff and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.05.

No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement or the other Related Documents shall affect any other or future exercise thereof or exercise of any right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have under any Related Document, at law or in equity.

9.06

Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including facsimile communication), unless otherwise expressly permitted hereunder, and shall be sent by first-class mail or overnight delivery and shall be deemed received as follows: (a) if by first class mail, five (5) days after mailing; (b) if by overnight delivery, on the next Business Day; (c) if by telephone, when given to a person who confirms such receipt; and if by facsimile or “.pdf”, when confirmation of receipt is obtained; provided that notices to the Company of a Default or Unmatured Default hereunder shall be made by first class mail or overnight delivery. All notices shall be sent to the applicable party at the such party’s address set forth on the signature pages attached hereto or in accordance with the last unrevoked written direction from such party to the other parties hereto.

9.07

No Third-Party Rights. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, which is intended for the sole and exclusive benefit of the parties hereto.

9.08

Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the  extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

9.09

GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF WISCONSIN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

9.10

SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF WISCONSIN SITTING IN THE CITY OF MADISON (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF WISCONSIN SITTING IN THE CITY OF MADISON), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE LENDER OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR WISCONSIN STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER RELATED DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

9.11

WAIVER OF JURY TRIAL. THE COMPANY AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY RELATED DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

9.12

Prior Understandings. This Agreement and the other Related Documents supersede all other prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

9.13

Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

9.14

Assignability. This Agreement is a continuing obligation and shall (a) be binding upon the Company and their respective successors, transferees and assigns and (b) inure to the benefit of and be enforceable by the Lender and its successors and assigns; provided, however, that the Company shall not assign all or any part of this Agreement without the prior written consent of the Required Lenders. The Lender may, in accordance with applicable law  and the terms of the Bond Documents, from time to time, without the prior written consent of the Company, assign, sell or transfer in whole or in part, this Agreement, its interest in the Bonds and the Related Documents, or grant participating interests therein; provided the written consent of the Company shall be required for any assignment to an assignee that is not an Affiliate of the Lender (except (i) as otherwise provided in the following sentence or (ii) if a Default has occurred and is continuing, the consent of the Company shall not be required); and provided further that any such participant shall not be entitled to receive any greater payment under Section 3.01, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the applicable participation. The Lender may, in accordance with applicable law and the terms of the Bond Documents, without the prior written consent of the Company (x) at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Bonds) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto, and (y) assign, sell, transfer, or grant participation interests in, the interests of the Lender in and to the Bonds, this Agreement and the Related Documents where such assignment, sale, transfer or grant by such Lender is required by Governmental Authority. Each assignment shall be in a minimum amount of $1,000,000 and an assignment fee in the amount of $3,500 will be charged by the Lender with respect to each assignment unless waived by the Lender in its sole discretion.

9.15

Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.16

Electronic Signatures. The parties agree that the electronic signature of a party to this Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement. The parties agree that any electronically signed document (including this Agreement) shall be deemed (a) to be “written” or “in writing,” (b) to have been signed and (c) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts,” if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. For purposes hereof, “electronic signature” means a manually-signed original signature that is then transmitted by electronic means; “transmitted by electronic means” means sent in the form of a facsimile or sent via the internet as a “pdf” (portable document format) or other replicating image attached to an e-mail message; and, “electronically signed document” means a document transmitted by electronic means and containing, or to which there is affixed, an electronic signature.

9.17

Termination. This Agreement shall terminate when (a) no Bonds remain outstanding or the initial Direct Purchase Long Term Period shall end for the Bonds and (b) all Obligations (other than contingent indemnification obligations in respect of which no claims have been asserted) have been paid.

9.18

Confidentiality. The Lender agrees to keep confidential all non-public information provided to it by the Company pursuant to this Agreement that is designated by the Company as confidential, and to use such non-public information only in connection with the transactions contemplated hereby; provided that nothing herein shall prevent the Lender from disclosing any such information (a) to any Affiliate of the Lender on a confidential basis (provided that the disclosing party shall be responsible for any resulting breach of this provision by any such recipient as if he or she or it were bound by this provision), (b) subject to an agreement to comply with the provisions of this Section of which the Company is a beneficiary, to any actual or prospective assignee or participant of the Lender’s Bonds or any direct or indirect counterparty to any Swap Contract (or any professional advisor to such counterparty), subject to an agreement to comply with the provisions of this Section, to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates (provided that the disclosing party shall be responsible for any resulting breach of this provision by any such recipient as if he or she or it were bound by this provision), (d) to regulatory officials, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than as a result of a breach of this provision or other known confidentiality agreements or obligations, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender, (i) with the written consent of the Company, or (j) in connection with the exercise of any remedy hereunder or under any other Related Document; provided that with respect to subsections (d), (e), (f) and (j), the Lender provides notification to the Company within a reasonable time prior to any disclosure or, if such prior notification is not reasonably practicable, then as soon as reasonably practicable, in either case to the extent such notification is not prohibited by the regulatory authority to which such disclosure is made, the legal process in which such disclosure is made and applicable law, as applicable. Any Person required to maintain the confidentiality of non-public information as provided in this provision shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such non-public information as such Person would accord to its own confidential information. Notwithstanding the foregoing, the parties agree that this Agreement does not limit the ability of any party hereto (or any employee, representative, or other agent of such party) to disclose to any Person the tax treatment or tax structure of the financing transactions evidenced by this Agreement; provided, however, the foregoing is not intended to waive the attorney-client privilege or any other privileges, including the tax advisor privilege under Section 7525 of the Code.

9.19

No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereunder (including in connection with any amendment, waiver or other modification hereof or of any other Related Document), the Company acknowledge(s) and agrees, that: (a) (i) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (ii) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Related Documents, (iii) the Lender is not acting as a municipal advisor or financial advisor to the Company and (iv) the Lender does not have any fiduciary duty pursuant to Section 15B of the Exchange Act to the Company with respect to the transactions contemplated hereby and the discussions, undertakings and procedures leading thereto (irrespective of whether the Lender has provided other services or is currently providing other services to the Company on other matters); (b) (i) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Company, or any other Person  and (ii) the Lender does not have any obligation to the Company with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Related Documents; and (c) the Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the Lender does not have any obligation to disclose any of such interests to the Company. To the fullest extent permitted by law, the Company hereby waive(s) and release(s) any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby. If the Company would like a municipal advisor in this transaction that has legal fiduciary duties to the Company, the Company is free to engage a municipal advisor to serve in that capacity. The Related Documents are entered into pursuant to and in reliance upon the bank exemption and/or the institutional buyer exemption provided under the municipal advisor rules of the Securities and Exchange Commission, Rule 15Ba1-1 et seq, to the extent that such rules apply to the transactions contemplated hereunder.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have ca used this Agreement to be duly executed and delivered as of the date first above written.

U.S. BANK NATIONAL ASSOCATION, as Lender

By: /s/ Kevin S. Murphy

Kevin S. Murphy

Vice President

3 Bryant Park

1095 Avenue of the Americas, 15th Floor

New York, New York 10036

Attention: Kevin S. Murphy

Telephone: 917-326-3912

Email: kevin.murphy4@usbank.com

[Signature Page of Lender to Bond Purchase and Covenants Agreement]

MADISON GAS AND ELECTRIC COMPANY

By:  /s/ Jeffrey C. Newman

Jeffrey C. Newman

Executive Vice President, Chief Financial Officer,

Secretary and Treasurer

133 S. Blair St.

Madison, Wisconsin 53701

Attention:  Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Telephone: 608-252-7149

Fax: 608-252-7098

Email: jnewman@mge.com

[Signature Page of Company to Bond Purchase and Covenants Agreement]

Exhibit A

Compliance Certificate

FORM OF COMPLIANCE CERTIFICATE

[DATE]

To:

The Lender under the Bond Purchase

and Covenants Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Bond Purchase and Covenants Agreement, dated as of April 1, 2020 (as amended, modified, renewed or extended from time to time, the “Agreement”) between Madison Gas and Electric Company (the “Company”) and U.S. Bank National Association, as lender. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.

I am the duly elected                  of the Company;

2.

I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

3.

The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

4.

Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

**[5. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Related Documents and the status of compliance.]**

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first set forth above.

Name:

Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of                 with Provisions of

and          of

the Agreement

SCHEDULE II TO COMPLIANCE CERTIFICATE REPORTS AND DELIVERIES CURRENTLY DUE

Schedule 5.08 Subsidiaries

None.

Schedule 6.13

Liens

Indenture of Mortgage and Deed of Trust dated as of January 1, 1946, between Madison Gas and

Electric Company and Firstar Trust Company, as Trustee.